Exhibit 99.1

[CIT Logo]

                        CIT ANNOUNCES QUARTERLY DIVIDEND
                             FOR FIRST QUARTER 2004

      Livingston, NJ April 21, 2004-- CIT Group Inc. (NYSE: CIT) today announced that its Board of Directors has declared a regular quarterly cash dividend of $.13 per share, payable on May 28, 2004, to shareholders of record on May 14, 2004.

About CIT:

CIT Group Inc. (NYSE: CIT), a leading commercial and consumer finance company, provides clients with financing and leasing products and advisory services. Founded in 1908, CIT has nearly $50 billion in assets under management and possesses the financial resources, industry expertise and product knowledge to serve the needs of clients across approximately 30 industries. CIT, a Fortune 500 company, holds leading positions in vendor financing, U.S. factoring, equipment and transportation financing, Small Business Administration loans, and asset-based and credit-secured lending. CIT, with its principal offices in Livingston, New Jersey and New York City, has approximately 6,000 employees in locations throughout North America, Europe, Latin and South America, and the Pacific Rim. For more information, visit www.cit.com.

Investor Relations Contacts                                 Media Contacts
----------------------------                                --------------
Valerie L. Gerard.                                          Kelley J. Gipson
CIT                                                         CIT
(973) 422-3284                                              (973) 422-3235